Exhibit 10.41

Form of Monitoring and Reporting Agreement (PLIC)

MONITORING AND REPORTING AGREEMENT

This MONITORING AND REPORTING AGREEMENT, dated as of [DATE] (this “Agreement”) is entered into by and among Primerica Life Insurance Company, a Massachusetts life insurance company (“PLIC”) and Prime Reinsurance Company, Inc. a Vermont special purpose financial captive insurance company (“Prime Re”).

WHEREAS, as of the date hereof, PLIC and Prime Re have entered into certain agreements, including (i) that certain 80% Coinsurance Agreement and (ii) that certain 10% Coinsurance Agreement (together, the “Coinsurance Agreements”);

WHEREAS, pursuant to such Coinsurance Agreements, PLIC, as the ceding company, has agreed to cede to Prime Re, and Prime Re, as the reinsurer, has agreed to assume from PLIC, certain liabilities relating to the term life insurance policies being reinsured thereunder;

WHEREAS, the parties hereto recognize that, as an 80% and 10% quota share reinsurer, Prime Re has a substantial economic stake in the management and administration of the Reinsured Policies and Covered Liabilities (as such terms are defined in the Coinsurance Agreements); and

WHEREAS, the parties agree that PLIC should have flexibility with respect to the management, administration and financial performance of the Reinsured Policies and Covered Liabilities in accordance with the Coinsurance Agreement;

WHEREAS, the parties have nevertheless agreed that Prime Re shall have the right to monitor the management, administration and financial performance of the Reinsured Policies in accordance with this Agreement;

NOW THEREFORE, in consideration of the respective covenants, agreements, representations and warranties of the parties herein contained in the Coinsurance Agreements and for other good and valuable consideration (the receipt and sufficiency of which are hereby acknowledged by each of the parties), the parties agree as follows:

ARTICLE I

MONITOR

Section 1.1 For so long as Citigroup Inc. or any of its affiliates (“Citigroup”) remains the ultimate controlling company of Prime Re, PLIC shall allow Prime Re and any reasonable number of counsel, financial advisors, accountants, actuaries and other representatives of Prime Re, reasonable access, upon reasonable advance notice and during normal business hours to the facilities, documents, information, auditors, actuaries, outside advisors and relevant personnel of PLIC related to the management, administration and financial performance of the Reinsured Policies and Covered Liabilities. Such individual (or individuals) representing Prime Re shall be referred to herein as a “Monitor”. Prime Re shall ensure that a Monitor, in performing his or her duties, shall not disrupt the normal operations of PLIC in any material respect. Notwithstanding the foregoing or any other provision of this Agreement, PLIC shall not be obligated to provide such access to any facilities, documents, information, auditors, actuaries, outside advisors and relevant personnel of PLIC to the extent that doing so would violate applicable law or jeopardize the protection of an attorney-client privilege; provided that, in either circumstance, the parties will cooperate in good faith to determine a manner in which information can be shared so as to not violate applicable law or jeopardize the protection of an attorney-client privilege, as applicable.

Section 1.2 All costs and expenses associated with the Monitor or the activities of the Monitor shall be borne by Prime Re; provided, however, Prime Re shall only reimburse PLIC for any reasonable out-of-pocket costs that PLIC incurs in providing assistance to the Monitor in connection with this Agreement.

Section 1.3 Subject to the provisions of Section 2.1, PLIC shall use reasonable best efforts to assist and cooperate with the Monitor in providing access to the relevant experience data, books, records, documents, information and relevant personnel of PLIC related to the Reinsured Policies and Covered Liabilities.

ARTICLE II

ACCESS

Section 2.1 In no event shall any Monitor have access to any portion of PLIC’s Network; provided, however, this Section 2.1 shall not be construed in any way whatsoever to (i) supersede the rights of the parties pursuant to the access to books and records provisions contained within Article XII of each of the Coinsurance Agreements or (ii) limit the Monitor’s access in any way whatsoever to the data in the Network. “Network” shall mean PLIC’s information technology systems (or such systems of a third party operated on behalf of PLIC), including all data they contain and all computer software and hardware related to the Reinsured Policies and Covered Liabilities.

Section 2.2 When a Monitor is at PLIC’s facilities, he or she shall comply with all generally applicable policies, procedures and regulations of PLIC, to the extent that such polices, procedures and regulations have been disclosed to Prime Re or such Monitor.

Section 2.3 When any Monitor enters or is within PLIC’s premises, such Monitor must establish his or her identity to the satisfaction of security personnel and comply with all security directions given by them, including directions to display any identification cards provided by PLIC.

ARTICLE III

FINANCIAL AND MONITORING REPORTS

Section 3.1 For so long as Citigroup remains the ultimate controlling company of [PLIC and Prime Re], PLIC will provide Prime Re with an accurate and complete copy of the Monthly Account Balance Report (as defined in the Coinsurance Agreements) no later than the third (3rd) business day prior to the last calendar day of each month, and such other information as may be necessary, in order for each party hereto to record the monthly financial results of the Coinsurance Agreements within the same financial reporting period.

Section 3.2 For so long as Citigroup remains the ultimate controlling company of Prime Re, within twenty (20) business days after the end of each calendar month PLIC shall provide Prime Re with the reports specified on Schedule A attached hereto, in each case in such format as utilized by PLIC at such time.

Section 3.3 For so long as Citigroup remains the ultimate controlling company of Prime Re, within twenty (20) business days after the end of each calendar quarter, PLIC shall provide Prime Re accurate and complete copies of the following: (i) the Quarterly Lapse Report and (ii) the Quarterly Mortality Report in each case in such format as utilized by PLIC at such time.

Section 3.4 For so long as Citigroup remains the ultimate controlling company of Prime Re, in addition to the reports described in Sections 3.1, 3.2 and 3.3 hereto, the parties hereto agree that PLIC shall provide Prime Re copies of any other reports that are produced by PLIC or may reasonably be produced by PLIC relating to the Reinsured Policies and/or Covered Liabilities which Prime Re, in its reasonable discretion, determines are reasonably necessary for its review.

ARTICLE IV

CONFIDENTIALITY

Section 4.1 In performing its monitoring rights under this Agreement, Prime Re will comply (and will cause all Monitors to comply) with the terms and conditions of Section 21.10 of the Coinsurance Agreements regarding Confidential Information (as defined therein).

ARTICLE V

TERMINATION

Section 5.1 This Agreement shall remain in effect until the earlier to occur of (i) the termination of the Coinsurance Agreements, or (ii) Citigroup no longer being the ultimate controlling company of Prime Re.

ARTICLE VI

MISCELLANEOUS

Section 6.1 Prime Re shall indemnify and hold PLIC, its affiliates and their directors, officers, employees and successors (the “PLIC Indemnified Party”) harmless against any damages, costs and out-of-pocket expenses (including reasonable attorneys’ fees) arising from or in connection with (a) Prime Re’s or any Monitor’s breach of its confidentiality obligations hereunder, (b) Prime Re’s or any Monitor’s violation of applicable law in connection with this Agreement, or the information or access provided pursuant to this Agreement, (c) any negligent or intentional misconduct of Prime Re or any Monitor in connection with any monitoring permitted or access provided under this Agreement or (d) injury to or death of any person, or loss of or damage to tangible property, to the extent caused by the Prime Re or any Monitor.

Section 6.2 This Agreement shall bind and inure to the benefit of and be enforceable by the parties hereto and their respective successors and assigns. This Agreement may not be assigned by the parties hereto without the requirement of the consent of the other party, which consent shall not be unreasonably withheld, delayed or conditioned.

Section 6.3 This Agreement shall be governed by and construed in accordance with the internal laws of the Commonwealth of Massachusetts, without regard to the choice of law principles thereof.

Section 6.4 This Agreement may not be amended without the prior written consent of all parties hereto. This Agreement may be executed in one or more counterparts, each of which together shall be deemed an original, but all of which together shall constitute one and the same instrument.

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This MONITORING AND REPORTING AGREEMENT is executed by the parties duly authorized officers on the dates indicated below with an effective date of [DATE].

PRIME REINSURANCE COMPANY

By:
Name:
Title:

PRIMERICA LIFE INSURANCE COMPANY

By:
Name:
Title: